Exhibit 99.1

McEWEN MINING ANNOUNCES RESOURCE UPDATE AT THE

EL GALLO COMPLEX IN MEXICO

TORONTO, ONTARIO — June 5, 2012 — McEwen Mining Inc. (NYSE & TSX: MUX) is pleased to announce an updated resource estimate for the El Gallo Complex (100% owned) in Sinaloa State, Mexico, where Phase 1 production is scheduled to begin during the Third Quarter. New drilling by McEwen Mining from November 2010 to April 2012 (approximately 100,000 meters) has increased the level of confidence associated with the mineralization and increased the size of the resource.  This update reports both global and in-pit resources. The updated resource estimates were generated using a silver and gold price of US$28.50 and US$1,500 per ounce, respectively.

El Gallo Complex Resource Highlights

Feb 2011 Resource Estimate	June 2012 Resource Estimate	% Change

M & I Silver: 39.8 Million oz.	M & I Silver: 53.1 Million oz.	+33%
Inferred Silver: 19.7 Million oz.	Inferred Silver: 31.0 Million oz.	+57%
M & I Gold: 543,728 oz.	M & I Gold: 566,508 oz.	+4%
Inferred Gold: 23,764 oz.	Inferred Gold: 271,081 oz.	1,040%

*Detailed tonnes, grade and ounces for each resource category are highlighted in the tables below.

**M&I is short form for Measured and Indicated.

“Our exploration team in Mexico has done a tremendous job at El Gallo. This growth in resources is even more important as we look to begin production during the Third Quarter. The goal for our exploration during the remainder of 2012 is to continue to grow our silver and gold resources.” Stated Rob McEwen, Chairman and CEO.

The first objective of the Company’s exploration program since the last resource update in February 2011 was to increase the Measured and Indicated silver resources. This was done in order to raise the confidence level associated with this mineralization as the company is currently finalizing production plans for Phase 2, which will include the El Gallo and Palmarito (part of the El Gallo Complex) deposits. This was successfully achieved as the majority of the in-pit mineralization has been converted to Measured and Indicated for these two areas.

The second objective was to establish an inferred resource on a number of new veins that were discovered throughout 2010-2012. These veins contain both silver and gold. Although much of the Inferred mineralization was closely drilled and high degree of confidence exists, it was given an Inferred classification because additional geological modelling is required to gain a full understanding of the mineralization or because it fell outside of the conceptual pit design.

The resource calculation for the El Gallo deposit in Table 1 and 2 was estimated based on the lower cut-off grade of 12 gpt (grams per tonne) silver using a heap leach recovery process. Cut-off grade for mineralization that would be processed at the mill was 23.75 gpt silver. Table 3 shows the resource estimate for the El Gallo deposit at various cut-off grades that would be contained inside of a conceptual pit in order to highlight the higher-grade core.

Table 1. El Gallo Complex — In-Pit and Out of Pit Resource Calculation

In order to determine the mineralization that was contained in and out of a conceptual open pit design, the resource models were assigned various mining parameters (located at the end of the this news release) such as mining costs, processing costs, silver and gold recoveries and slope angles. The resource numbers below show mineralization both in and out of the conceptual pits for each area.

Resource		Tonnage (‘000 tonnes)	Silver (oz.)	Silver Grade (gpt)	Gold (oz.)	Gold Grade (gpt)
El Gallo	(Cut-off Grade 12 gpt Ag)
	Measured	17,134	35,966,692	65.3	28,937	0.05
	Indicated	2,356	3,307,711	43.7	2,286	0.03
	Inferred	6,072	4,564,947	23.4	3,539	0.02

Palmarito	(Cut-off Grade 30 gpt Ag Eq.)
	Measured	4,069	12,045,234	92.1	30,089	0.23
	Indicated	129	219,948	53.2	794	0.19
	Inferred	10,302	15,562,152	47.0	74,991	0.23

Palmarito Tailings	(Cut-off Grade 44 gpt Ag Eq.)
	Measured	147	763,761	162.0	638	0.14

Palmarito Dumps	(Cut-off Grade 26 gpt Ag Eq.)
	Indicated	145	805,556	172.5	1,298	0.28

Chapotillo	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	1,475	1,740,941	36.7	21,905	0.46

Haciendita	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	1,649	1,244,510	23.5	42,083	0.79

Mina Grande	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	3,801	2,883,040	23.6	74,179	0.61

Mina Grande Tailings	(Cut-off Grade 0.58 gpt Au Eq.)
	Inferred	463	804,333	54.1	7,523	0.51

San Dimas	(Cut-off Grade 0.41 gpt Au Eq.)
	Inferred	846	576,580	21.2	19,325	0.71

Los Mautos	(Cut-off Grade 24 gpt Ag Eq.)
	Inferred	965	1,323,642	42.7	3,637	0.12

San Jose del Alamo	(Cut-off Grade 0.38 gpt Au Eq.)
	Inferred	501	35,539	2.2	13,162	0.82

Las Milpas	(Cut-off Grade 24 gpt Ag Eq.)
	Inferred	678	964,316	44.2	1,724	0.08

CSX	(Cut-off Grade 27 gpt Ag Eq.)
	Inferred	672	1,262,048	58.4	846	0.04

*Magistral was previously calculated and disclosed in the Technical Report Titled “Preliminary Economic Assessment for the El Gallo District” dated February 11, 2012. See “Technical Information” below. The Magistral gold resource totals Measured & Indicated: 502,466 oz. (10,397,000 tonnes @ 1.50 gpt) and Inferred: 8,167 oz. (223,000 tonnes @ 1.14 gpt).

** “Tonnes” is stated in metric and equal to 2,205 lbs.

Table 2. El Gallo Complex — In-pit Resource Calculation

In order to determine the mineralization that was contained in and out of a conceptual open pit design, the resource models were assigned various mining parameters (located at the end of the this news release) such as mining costs, processing costs, silver and gold recoveries and slope angles. The resource numbers below show only the mineralization that is contained within a conceptual pit for each area.

Resource		Tonnage (‘000 tonnes)	Silver (oz.)	Silver Grade (gpt)	Gold (oz.)	Gold Grade (gpt)
El Gallo	(Cut-off Grade 12 gpt Ag)
	Measured	17,134	35,966,692	65.3	28,937	0.05
	Indicated	2,356	3,307,711	43.7	2,286	0.03
	Inferred	170	436,216	79.8	107	0.02

Palmarito	(Cut-off Grade 30 gpt Ag Eq.)
	Measured	4,069	12,045,234	92.1	30,089	0.23
	Indicated	129	219,948	53.2	794	0.19
	Inferred	2,980	6,258,456	65.3	18,491	0.19

Palmarito Tailings	(Cut-off Grade 44 gpt Ag Eq.)
	Measured	147	763,761	162.0	638	0.14

Palmarito Dumps	(Cut-off Grade 33 gpt Ag Eq.)
	Indicated	145	805,556	172.5	1,298	0.28

Chapotillo	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	845	1,388,412	51.1	15,652	0.58

Haciendita	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	1,252	1,055,983	26.2	36,421	0.91

Mina Grande	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	2,713	2,514,179	28.8	61,130	0.70

Mina Grande Tailings	(Cut-off Grade 0.44 gpt Au Eq.)
	Inferred	462	804,333	54.1	7,523	0.51

San Dimas	(Cut-off Grade 0.41 gpt Au Eq.)
	Inferred	788	548,322	21.7	18,700	0.74

Los Mautos	(Cut-off Grade 23.8 gpt Ag Eq.)
	Inferred	767	1,170,406	47.5	3,026	0.12

San Jose del Alamo	(Cut-off Grade 0.41 gpt Au Eq.)
	Inferred	167	10,842	2.0	6,636	1.24

Las Milpas	(Cut-off Grade 24 gpt Ag Eq.)
	Inferred	399	620,467	48.4	1,157	0.09

CSX
	Inferred	438	1,017,155	72.2	417	0.03

*Magistral was previously calculated and disclosed in the Technical Report titled “Preliminary Economic Assessment for the El Gallo District” dated February 11, 2012. No in-pit resource was calculated for Magistral in the Technical Report and its resource has been excluded from the above table. See “Technical Information” below.

** “Tonnes” is stated in metric and equal to 2,205 lb5.

Table 3. El Gallo Complex — “El Gallo Deposit Various Cut-off Grades Inside Conceptual Pit”

Resource		Tonnage (‘000 tonnes)	Silver (oz.)	Silver Grade (gpt)	Gold (oz.)	Gold Grade (gpt)
El Gallo	(Cut-off Grade 12 gpt Ag)
	Measured	17,134	35,966,692	65.3	28,937	0.05
	Indicated	2,356	3,307,711	43.7	2,286	0.03
	Inferred	170	436,216	79.8	107	0.02

El Gallo	(Cut-off Grade 20 gpt Ag)
	Measured	13,284	34,033,372	79.7	26,879	0.06
	Indicated	1,638	2,935,712	55.8	1,795	0.03
	Inferred	135	418,439	96.6	66	0.02

El Gallo	(Cut-off Grade 40 gpt Ag)
	Measured	8,434	29,522,668	109.1	22,464	0.08
	Indicated	644	2,037,257	98.4	1,013	0.05
	Inferred	74	367,533	152.7	48	0.02

Details on the parameters of the resource estimates are as follows:

•                  The resource estimation was based on data from 2,150 holes comprising a total of 284,381 meters of drilling completed by the end of April 2012.

•                  There were a total of 131,045 samples assayed. The samples were assayed by ALS Laboratory Group for gold, silver and 32 other elements.  Gold was assayed by fire assay with atomic absorption finish; over-limit intervals were analyzed by fire assay with gravimetric finish.  Silver and other elements were assayed using ICP with a 4-acid digestion.  Over-limit silver intervals were assayed by fire assay with gravimetric finish.

•                  All estimates were done using Ordinary Kriging (OK) interpolation, except for Magistral, which used Inverse Distance.

•                  In-pit Mineral Resources for the El Gallo deposit were estimated by Pincock, Allen and Holt, and all other Mineral Resources were estimated by McEwen Mining using the CIM (Canadian Institute of Mining) Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions.

•                  The Magistral resource was previously calculated and disclosed in the Technical Report Titled “Preliminary Economic Assessment for the El Gallo District” dated February 11, 2012 by Pincock Allen and Holt. See “Technical Information” below.

•                  Mineral resources, which are not mineral reserves, do not have demonstrated economic viability.

•                  The quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to classify these inferred resources as Indicated or Measured, and it is uncertain if further exploration will result in upgrading them to an Indicated or Measured category.

•                  A US$28.50 oz. silver and US$1500 oz. gold price was used to establish the in-pit resource using a Whittle or Vulcan shell.

•                  Mining costs for mineralized material were estimated at $1.75 per tonne and $1.65 per tonne for waste material. These costs are based on actual mining costs at the El Gallo Phase 1 area.

•                  Silver and gold processing costs for milling where estimated at $18.50 per tonne. Silver heap leaching costs were $6.50 per tonne. Gold heap leaching costs were $13.20 per tonne. Milling and silver heap leaching costs are based on estimates used to establish a reserve estimate in the upcoming El Gallo Phase 2 Feasibility study. Gold heap leach costs are based on estimates being used for El Gallo Phase 1 production.

•                  Gold and silver recoveries were based on metallurgical tests or, in some cases, were estimated based on similarity of mineralization type to areas with established recoveries based on metallurgical testing.

•                  The maximum overall slope angles used to establish the in-pit resource was 60 degrees based on feasibility level geotechnical studies and current mining experience.

•                  Search parameters on high-grade composites for silver and gold at the El Gallo deposit were restricted versus previous estimates. The search radius was reduced to an average 19 meter influence for composites greater than the third standard deviation.

•                  Density values and silver/gold recoveries varied based on each particular area and are shown in the table below.

Resource	Density	Silver Recovery (%)	Gold Recovery (%)	Process Method
El Gallo Milling	2.50	85%	75%	Mill
El Gallo Heap Leach	2.50	60%	60%	Heap Leach
Palmarito	2.58	68%	88%	Mill
Palmarito Tailings	1.51	50%	60%	Mill
Palmarito Dumps	1.20	85%	80%	Mill
Chapotillo	2.49	85%	88%	Mill
Haciendita	2.59	85%	88%	Mill
Mina Grande	2.59	85%	88%	Mill
Mina Grande Tailings	1.51	80%	73%	Mill
San Dimas	2.60	80%	94%	Mill
Los Mautos	2.50	85%	85%	Mill
San Jose del Alamo	2.50	72%	25%	Heap Leach
Las Milpas	2.50	85%	75%	Mill
CSX	2.35	75%	85%	Mill
Gold Zone	2.40	85%	75%	Mill

*Magistral was previously calculated and disclosed in the Technical Report Titled “Preliminary Economic Assessment for the El Gallo District” dated February 11, 2012. See “Technical Information” below.

ABOUT McEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million, short-term investments of US$3.1 million and marketable securities of US$1.1 million. The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

Technical Information:

The technical contents of this news release has been reviewed and approved by John Read CPG, Senior Geological Consultant to the Company and a Qualified Person in accordance with Canadian Securities Administrators National Instruments 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”). In-pit resources for the El Gallo deposit, which is one of the mineralized areas that make up the El Gallo Complex resources, was prepared by Brian Hartman P.Geo and signed by Richard J. Kehmeier, CPG of Pincock, Allen and Holt, each an independent Qualified Person in accordance with NI 43-101. All other resources were prepared by John Read CPG, Senior Geological Consultant. Mr. Read is not considered independent of the Company.

John Read has visited the property on numerous occasions and most recently during January 2012. Mr. Read has reviewed resource modeling, the drill hole database, QA/QC for verification of Silver and Gold grades. Site visits data review and QA/QC revealed no issues of concern regarding the resource estimate.

For additional information about the El Gallo project see the “Preliminary Economic Assessment for the El Gallo District, Sinaloa State Mexico” dated February 11, 2011 and prepared by Paul Gates, PE, Richard Addison, PE, Aaron McMahon, PG of Pincock Allen & Holt of Denver, Colorado (“El Gallo PEA”). All three individuals are independent Qualified Persons as defined by NI 43-101.

The El Gallo PEA and the resource estimates contained herein do not constitute a feasibility or pre-feasibility study and contain no mineral reserves within the meaning of NI 43-101 or SEC Industry Guide 7. The mineral resource figures referred to in this press release and the El Gallo PEA are estimates and therefore insufficient to allow meaningful application of the technical and economic parameters to enable an evaluation of technical or economic viability and no assurances can be given that the indicated levels of gold and silver will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. While the Company believes that the resource estimates included in this press release and the El Gallo PEA are well established, by their nature, resource estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. If such estimates are inaccurate or are reduced in the future, this could have a material adverse impact on the Company.  In addition, the El Gallo PEA and this news release includes inferred resources that are too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the El Gallo PEA will be realized.

Cautionary Note to U.S. Investors:

McEwen Mining reports its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to NI 43-101. These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. According to Canadian NI 43-101 criteria, the estimation of measured resources and indicated resources involve greater uncertainty as to their economic feasibility than the estimation of proven and probable reserves. Under SEC Industry Guide 7 criteria, measured, indicated and inferred resources are considered Mineralized Material. The SEC considers that in addition to greater uncertainty as to the economic feasibility of Mineralized Material compared to proven and probable reserves, there is also greater uncertainty as to the existence of Mineralized Material.U.S. investors are cautioned not to assume that measured or indicated resources will be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Caution Concerning Forward-Looking Statements:

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com